  Exhibit 10.4

November 17, 2018

Big Rock Partners Acquisition Corp.
2645 N. Federal Highway
Suite 230
Delray Beach, FL  33483

Gentlemen:

As a condition to the consummation of the transactions contemplated by that certain agreement (the “Transfer Agreement”), dated the date hereof, by and among the undersigned, Big Rock Partners Acquisition Corp. (the “Company”) and Big Rock Partners Sponsor LLC (the “Seller”), the undersigned hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 5 hereof):

1. The undersigned agrees that if the Company seeks stockholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, it shall vote all shares of Common Stock owned by it in favor of such proposed Business Combination.

2.  The undersigned agrees to not propose any amendment to the Company’s amended and restated certificate of incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of the Offering Shares if the Company does not complete a Business Combination within the time period set forth in the Company’s amended and restated certificate of incorporation, as the same may be amended from time to time, unless the Company provides its Public Stockholders with the opportunity to redeem their shares of Common Stock upon approval of any such amendment at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income taxes, divided by the number of then outstanding Offering Shares. The undersigned acknowledges that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the Founder’s Shares. The undersigned hereby further waives, with respect to any shares of the Common Stock held by it, him or her, any redemption rights it, he or she may have in connection with the consummation of a Business Combination, including, without limitation, any such rights available in the context of a stockholder vote to approve such Business Combination or in the context of a tender offer made by the Company to purchase shares of the Common Stock, although the undersigned shall be entitled to redemption and liquidation rights with respect to any shares of the Common Stock (other than the Founder’s Shares) it holds if the Company fails to consummate a Business Combination within the time period set forth in the Company's amended and restated certificate of incorporation, as the same may be amended from time to time.

3.  The undersigned acknowledges that the Founder’s Shares will be held in escrow pursuant to the terms of that certain Stock Escrow Agreement dated as of November 20, 2017 which the Company has entered into.

4. The undersigned has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement.

5. As used herein, (i) “Business Combination” shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Company and one or more businesses or entities; (ii) “Founder’s Shares” shall mean the shares of Common Stock of the Company held by the initial stockholders of the Company prior to the consummation of the Public Offering, including the shares transferred to the undersigned pursuant to the Transfer Agreement; (iii) “Public Stockholders” shall mean the holders of securities issued in the Public Offering; and (iv) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering shall be deposited.

6.  No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the undersigned and its successors and assigns.

7.. This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

[Signature page follows]

BRAC LENDING GROUP LLC
Print Name of Insider

/s/ David M. Nussbaum
Signature